        Exhibit 5.1

June 12, 2023
Energy Focus, Inc.
32000 Aurora Road, Suite B
Solon, Ohio 44139
Re:    Registration Statement on Form S-3 Filed by Energy Focus, Inc.
Ladies and Gentlemen:
I have acted as counsel for Energy Focus, Inc., a Delaware corporation (the "Company"), in connection with the registration for resale from time to time by certain of the Company’s stockholders (the "Selling Stockholders") of an aggregate of 8,893,164 shares (the "Shares") of the Company's common stock, par value $0.0001 per share ("Common Stock"), issued to the Selling Stockholders by the Company in connection with private placements completed on January 5, 2023, January 10, 2023, January 20, 2023, February 24, 2023, March 28, 2023 and March 30, 2023, as contemplated by the Company’s Registration Statement on Form S-3 to which this opinion is filed as an exhibit (as the same may be amended from time to time, the "Registration Statement"). The Shares may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act").
In connection with the opinion expressed herein, I have examined such documents, records and matters of law as I have deemed relevant or necessary for purposes of such opinions. Based on the foregoing, and subject to the further assumptions, qualifications and limitations set forth herein, I am of the opinion that the Shares are validly issued, fully paid and non-assessable.
The opinion set forth above is subject to the following limitations, qualifications and assumptions:
As to facts material to the opinion and assumptions expressed herein, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as currently in effect, and I express no opinion as to the effect of the laws of any other jurisdiction on the opinion expressed herein.
I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to my name under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,

/s/ James R. Warren
32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877